UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 5, 2006
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street — 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 5, 2006, Exelon’s Board of Directors, upon recommendation of its Corporate Governance Committee, took action to enhance its corporate governance practices by amending Exelon’s bylaws to implement a majority voting standard for future uncontested elections of directors, instead of the plurality standard that Exelon and other U.S. corporations have historically used. By this action, Exelon joins a growing number of companies that are proactively addressing concerns by shareholders at other companies about the plurality voting standard. The majority voting standard adopted by Exelon requires directors in uncontested elections to be elected by a majority of the total votes cast for or against the director nominee and not just a plurality of the votes cast. In the event of a contested election where there is more than one candidate for a director’s position, the election of directors will continue to be determined by a plurality vote standard.
Under the new standard, in an uncontested election, each director nominee must submit a resignation conditioned on not receiving the requisite “majority” of the total number of votes cast either for or against the nominee at a shareholder meeting. The resignation of a director nominee who is not an incumbent director would be automatically accepted if the nominee received less than a majority of the votes cast. If an incumbent director receives less than a majority of the votes cast, the independent members of the Board will decide whether to accept the incumbent director’s resignation. The Board’s decision and the basis for that decision will be disclosed within 90 days following the date of the certification of the final election results.
This action is part of Exelon’s ongoing review of corporate governance best practices. Exelon’s Corporate Governance Principles, bylaws and other corporate governance information can be viewed on Exelon’s website at http://www.exeloncorp.com, select the “Corporate Governance” page on the Investor Relations tab.
The description of the amendments to Sections 4.02 and 4.03 of Exelon’s Bylaws is qualified in its entirety by reference to the full text of the amended bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
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This combined Form 8-K is being furnished separately by Exelon. Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2005 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 17, PECO-Note 15 and Generation-Note 17; (2) Exelon Corporation’s Third Quarter 2006 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Amended bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets and Chief Financial Officer Exelon Corporation

December 11, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended bylaws